Exhibit 5.1

February 16, 2021

CloudCommerce, Inc.

321 Sixth Street

San Antonio, TX 78215

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CloudCommerce, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to a maximum of $100,000,000 aggregate initial offering price of a presently indeterminate amount of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i)	shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii)	shares of the Company’s preferred stock, $0.001 par value per share, of one or more classes or series of (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock, Preferred Stock, other Company Securities or other rights, or any combination thereof;

(iv)	subscription rights to purchase Company Securities;

(v)	depositary shares;

(vi)	purchase contracts entitling or obligating holders to purchase from or sell to the Company, and for the Company to sell to or purchase from such holders, a specific or varying number of Company Securities or securities issued an entity other than the Company at a future date or dates; and

(vii)	units consisting of any combination of the foregoing securities.

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CloudCommerce, Inc.

February 16, 2021

In addition, under the Registration Statement, the Company registered for resale by certain selling stockholders (the “Selling Stockholders”) identified in the selling stockholder prospectus contained in the Registration Statement, from time to time, 38,001,563 outstanding shares of Common Stock, held by the Selling Stockholders (“the Resale Shares”).

The Company Securities may be issued and sold by the Company, and the Resale Shares may be sold by the Selling Stockholders, pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectuses contained therein (the “Prospectuses”) and any supplements to the Prospectuses (each, a “Prospectus Supplement”). The Company Securities and the Resale Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith or incorporated by reference therein, (ii) the Prospectuses, (iii) the Company’s amended and restated articles of incorporation, as amended or supplemented (the “Articles of Incorporation”), (iv) the Company’s amended and restated bylaws, as amended (the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the board of directors will have taken all action necessary to set the issuance price of the Company Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

CloudCommerce, Inc.

February 16, 2021

The opinions expressed in this opinion letter are limited to the Private Corporations Law of the State of Nevada (the “NPCL”) and the reported judicial decisions interpreting such statute and provisions and the laws of the state of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Nevada; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

All references in this opinion letter to the board of directors of the Company are intended to include an authorized committee thereof empowered and authorized to act under the NPCL in lieu of the full board of directors of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.	With respect to Company Securities that are shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Articles of Incorporation and Bylaws and either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable.

CloudCommerce, Inc.

February 16, 2021

2.	With respect to Company Securities that are shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a Articles of designations or amendment to the Articles of Incorporation fixing and determining the terms of such Preferred Stock conforming to the NPCL, the filing of a certificate or amendment, as applicable, with the Secretary of State of Nevada, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered, in each case in accordance with the Articles of Incorporation and Bylaws and either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to Company Securities that are warrants, when (a) the board of directors of the Company has taken all necessary corporate action to approve the warrant agreement to be entered into in connection with the issuance of any warrants and such warrant agreement has been validly executed and delivered by the warrant agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any warrants duly established in accordance with the applicable warrant agreement and (c) such warrants have been duly executed, countersigned, registered, issued and delivered in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities issuable upon exercise of the warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

CloudCommerce, Inc.

February 16, 2021

4.	With respect to Company Securities that are subscription rights, when (a) the board of directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such subscription rights, the terms of the offering thereof, and related matters and (b) such subscription rights and agreements relating to the subscription rights have been duly executed and delivered in accordance with the terms thereof (assuming the securities issuable upon exercise of the subscription rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), then such subscription rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to Company Securities that are depositary shares, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the depositary shares, the terms of the offering thereof and related matters, including the adoption of a Articles of designation relating to any series of Preferred Stock underlying the depositary shares as required by applicable law and the filing of the Articles of designation with the Secretary of State of the State of Nevada as required by applicable law; (b) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the board of directors of the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying the depositary shares have been duly authorized, validly issued and deposited with the depositary under the applicable depositary agreement; and (d) the depositary receipts representing the depositary shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the depositary shares will be legally issued and will entitle their holders to the rights specified in the deposit agreement and the depositary receipt.

6.	With respect to Company Securities that are purchase contracts, when (a) the board of directors of the Company has taken all necessary corporate action to approve the purchase contract agreement to be entered into in connection with the issuance of any purchase contracts and such purchase contract agreement has been validly executed and delivered by the purchase contract agent and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any purchase contracts duly established in accordance with the applicable purchase contract agreement and (c) such purchase contracts have been duly executed, countersigned, registered, issued and delivered in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities issuable upon exercise of the purchase contracts, if any, have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), such purchase contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

CloudCommerce, Inc.

February 16, 2021

7.	With respect to Company Securities that are units, when (a) the board of directors of the Company has taken all necessary corporate action to approve the unit agreement, if any, to be entered into in connection with the issuance of any units and such unit agreement, if any, has been validly executed and delivered by the unit agent, if any, and Company, (b) the board of directors of the Company has taken all necessary corporate action to approve the specific issuance and terms of any units duly established in accordance with the applicable unit agreement, if any, and (c) such units have been duly executed, countersigned, registered, issued and delivered in accordance with the unit agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, as applicable, for the consideration therefor set forth in the applicable agreement and approved by the board of directors of the Company (assuming the securities underlying the units have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), such units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

8.	The Resale Shares are validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i)	the Registration Statement and any amendments thereto (including post-effective amendments) will have been declared effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii)	all Company Securities and Resale Shares will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and Prospectuses and the appropriate Prospectus Supplement(s), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

CloudCommerce, Inc.

February 16, 2021

(iii)	a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Company Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(iv)	the Company shall have taken any action required to be taken by the Company, based on the type of Company Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization), the board of directors of the Company shall have duly established the terms of such Company Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Company Security in conformity with the Articles of Incorporation and Bylaws (subject to the further assumption that neither the Articles of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Company Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Company Security takes place in accordance with such authorization);

(v)	there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

(vi)	to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

CloudCommerce, Inc.

February 16, 2021

We express no opinion as to any provision in any stock purchase contract, unit purchase agreement, other agreement pursuant to which any Company Securities are to be issued or governed, or in the Articles of Incorporation or Bylaws, (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectuses. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectuses or any Prospectus Supplement(s) within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

Sichenzia Ross Ference LLP